EXHIBIT 99.1
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CONTACTS:         Tabitha Zane                          George Sard/Andrew Cole
                  SpectraSite                           Citigate Sard Verbinnen
                  919-466-5492                          212-687-8080
                  tabitha.zane@spectrasite.com          gsard@sardverb.com
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                                                        acole@sardverb.com
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                     SPECTRASITE DEBT TENDER OFFERS CONTINUE
                 NO RESTRAINING ORDER ISSUED IN BONDHOLDER SUIT


CARY, NC, JUNE 19, 2002 - SpectraSite Holdings, Inc. (NASDAQ: SITE) today announced that it is continuing its debt tender offers scheduled to expire at 5:00 p.m. Eastern time today, June 19, 2002, unless extended. The Company received notice on Monday, June 17, 2002 that certain holders of the Company's outstanding Senior Notes and Senior Discount Notes commenced a lawsuit in the United States District Court for the District of Delaware seeking, among other things, to enjoin the Company from consummating its cash tender offers to purchase a portion of its outstanding 10.75% Senior Notes due 2010, 12.50% Senior Notes due 2010, 12.00% Senior Discount Notes due 2008, 11.25% Senior Discount Notes due 2009 and 12.875% Senior Discount Notes due 2010 (collectively, the "Notes").

Yesterday, the presiding judge in the case issued an order stating that the Court would not consider the Plaintiffs' request for a temporary restraining order prior to the currently scheduled expiration time of the tender offers.

Accordingly, SpectraSite has advised the Court that it will proceed with the tender offers and intends to close the tender offers as soon as it believes that all of the conditions to the tender offers have been satisfied or waived.


ABOUT SPECTRASITE COMMUNICATIONS, INC.

SpectraSite Communications, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. The Company also is a leading provider of outsourced services to the wireless communications and broadcast industries in the United States and Canada. At March 31, 2002, SpectraSite owned or managed approximately 20,000 sites, including 8,015 towers primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers and broadcasters, including AT&T Wireless, ABC Television, Cingular, Nextel, Paxson Communications, Sprint PCS, Verizon Wireless and Voicestream.

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SAFE HARBOR

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY MAY CONTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING SPECTRASITE'S FUTURE EXPECTATIONS, FINANCIAL AND OPERATING PROJECTIONS, PLANS AND STRATEGIES, IN PARTICULAR REGARDING THE FUNDING OF THE NEW TERM NOTES, THE CONSUMMATION OF THE DEBT TENDER OFFERS, THE OUTCOME OF THE LITIGATION REFERRED TO IN THIS RELEASE, AND THE IMPACT OF THESE AND RELATED TRANSACTIONS ON THE COMPANY AND ON THE COMPANY'S EXPECTED REVENUE, EBITDA, CAPITAL EXPENDITURES AND CASH AND NON-CASH CHARGES. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS THAT CERTAIN FACTORS MAY IMPACT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE RESULTS FOR SUBSEQUENT PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO (I) THE CLOSING CONDITIONS FOR EACH OF THE TENDER OFFERS AND THE COMPANY'S RIGHT TO TERMINATE, MODIFY OR AMEND ANY TENDER OFFER, (II) THE OUTCOME OF THE LITIGATION REFERRED TO IN THIS RELEASE, (III) MARKET CONDITIONS AND THEIR IMPACT ON THE DEBT TENDER OFFERS, (IV) SPECTRASITE'S SUBSTANTIAL CAPITAL REQUIREMENTS AND LEVERAGE, EVEN AFTER THE CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THIS RELEASE, (V) THE COMPANY'S DEPENDENCE ON DEMAND FOR WIRELESS COMMUNICATIONS AND RELATED INFRASTRUCTURE, (VI) COMPETITION IN THE COMMUNICATIONS TOWER INDUSTRY, INCLUDING THE IMPACT OF TECHNOLOGICAL DEVELOPMENTS AND (VII) FUTURE REGULATORY ACTIONS AND CONDITIONS IN ITS OPERATING AREAS. THESE AND OTHER IMPORTANT FACTORS ARE DESCRIBED IN MORE DETAIL IN ITEM 1A "RISK FACTORS" OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND IN THE COMPANY'S OTHER SEC FILINGS AND PUBLIC ANNOUNCEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENTLY OCCURRING EVENTS OR CIRCUMSTANCES.


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